Exhibit 1.1

Execution Version

SPIRIT REALTY CAPITAL, INC.

COMMON STOCK (PAR VALUE $0.05 PER SHARE)

AMENDMENT NO. 2 TO

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

November 3, 2020

AMENDMENT NO. 2 TO AMENDED AND RESTATED EQUITY DISTRIBUTION

AGREEMENT

AMENDMENT NO. 2, dated as of the 3rd day of November, 2020 (the “Amendment No. 2”), by and among Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), and Truist Securities, Inc. (formerly SunTrust Robinson Humphrey, Inc.), BTIG, LLC, BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as sales agents (each, a “Manager” and, collectively, the “Managers”) and Bank of America, N.A., The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), to that certain Amended and Restated Equity Distribution Agreement, dated February 22, 2019, as amended by Amendment No. 1, dated February 27, 2020 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Operating Partnership and the Managers wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein with effect on and after November 3, 2020 (the “Effective Date”); and

WHEREAS, this Amendment No. 2 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1. Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2. Representation and Warranty.

(a) Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Managers and the Forward Purchasers that this Amendment No. 2 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

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Section 3. Amendment of the Agreement.

(a) On and after the Effective Date, the references to “Registration Statement” shall refer to the automatic shelf registration statement (File Nos. 333-249459 and 333-249459-1), including a prospectus (to which references to the “Base Prospectus” shall refer on and after the Effective Date), filed by the Company with the Commission on Form S-3ASR relating to the Shelf Securities, including the Shares, to be issued from time to time by the Company, as of the registration statement’s most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430B under the Securities Act.

(b) On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares.

(c) Notwithstanding anything to the contrary contained herein, this Amendment No. 2 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus” and “Prospectus Supplement,” contained in the Agreement prior to the Effective Date.

Section 4. Applicable Law. This Amendment No. 2 and any claim, controversy or dispute arising under or related to this Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

Section 5. Entire Agreement. The Agreement, as amended by this Amendment No. 2, represents the entire agreement between the Company, the Operating Partnership, each Manager and each Forward Purchaser with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

Section 6. Execution in Counterparts. This Amendment No. 2 may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Managers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Spirit Realty Capital, Inc.

By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Executive Vice President and Chief Financial Officer

Spirit Realty, L.P.

By:	Spirit General OP Holdings, LLC, its general partner

By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Executive Vice President and Chief Financial Officer

[Spirit Realty – Amendment No. 2 to EDA]

Accepted as of the date first written above

By:	Truist Securities, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

By:	BTIG, LLC

By:	/s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

By:	BofA Securities, Inc.

By:	/s/ Timothy J. Olsen
Name: Timothy J. Olsen
Title: Managing Director, Investment Banking

By:	Capital One Securities, Inc.

By:	/s/ Greg Steele
Name: Greg Steele
Title: Managing Director

By:	Fifth Third Securities, Inc.

By:	/s/ Susannah Doyle Lunke
Name: Susannah Doyle Lunke
Title: Director, Equity Capital Markets

[Spirit Realty – Amendment No. 2 to EDA]

By:	J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

By:	Mizuho Securities USA LLC

By:	/s/ JT Deignan
Name: JT Deignan
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

By:	RBC Capital Markets, LLC

By:	/s/ Asad A. Kazim
Name: Asad A. Kazim
Title: Group Head, Managing Director

By:	Regions Securities LLC

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

[Spirit Realty – Amendment No. 2 to EDA]

By:	Scotia Capital (USA) Inc.

By:	/s/ Michael J. Curran
Name: Michael J. Curran
Title: Managing Director

By:	Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

As Managers

[Spirit Realty – Amendment No. 2 to EDA]

Accepted as of the date first written above

By:	Bank of America, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

By:	The Bank of Nova Scotia

By:	/s/ Michael J. Curran
Name: Michael J. Curran
Title: Managing Director

By:	JPMorgan Chase Bank, National Association

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

By:	Mizuho Markets Americas LLC

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Attorney-in-Fact

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

[Spirit Realty – Amendment No. 2 to EDA]

By:	Royal Bank of Canada

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

By:	Wells Fargo Bank, National Association

By:	/s/ Cathleen Burke
Name: Cathleen Burke
Title: Managing Director

As Forward Purchasers

[Spirit Realty – Amendment No. 2 to EDA]